UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2024

Athira Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39503	45-3368487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18706 North Creek Parkway, Suite 104
Bothell, WA 98011

(Address of principal executive offices, including zip code)

(425) 620-8501

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ATHA	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act). ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 15, 2024, Athira Pharma, Inc. (the “Company”) committed to a workforce reduction that is expected to result in the termination of approximately 49 positions, representing approximately 70% of the Company’s workforce (the “Restructuring”). The Company took this step to decrease its costs, extend its cash runway, and create a more streamlined organization to support its strategic priorities, including the continued development of ATH-1105. In connection with the Restructuring, the Company currently estimates it will incur one-time costs of approximately $2.8 million, consisting primarily of cash severance costs and termination benefits, which the Company expects to recognize in the third quarter of 2024. The Company expects to substantially complete the Restructuring by December 31, 2024. The estimates of costs and expenses that the Company expects to incur in connection with the Restructuring are subject to a number of assumptions and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the Restructuring. On September 17, 2024, the Company issued a press release regarding the Restructuring, a copy of which press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Executive Officers

In connection with the Restructuring, on September 16, 2024 the Company terminated without cause the employment of Andrew Gengos, chief business officer and chief financial officer, effective October 1, 2024, and Rachel Lenington, chief operating officer and chief development officer, effective October 1, 2024.

Appointment of Vice President of Finance as Principal Financial Officer and Principal Accounting Officer

On September 16, 2024, the Company’s board of directors (the “Board”) appointed Robert Renninger, age 40, vice president of finance, as the Company’s principal financial officer and principal accounting officer, effective as of October 1, 2024.

Mr. Renninger has served as the vice president of finance of the Company since January 2022. He previously served as its senior director of finance from September 2020 to January 2022, and as its director of finance from July 2020 to September 2020. Mr. Renninger served as financial controller of Infobip (formerly OpenMarket), a global communications platform, from July 2019 to July 2020. He also served as technical controller of Baker Hughes, an energy company, from September 2017 to May 2019. Mr. Renninger also served in various roles at Ernst & Young, LLP, a global accounting firm, from September 2007 through September 2017, including most recently as senior manager. Mr. Renninger has over 15 years of experience serving in various finance, accounting, and auditing positions for companies in the pharmaceutical, technology, and energy sectors.

There are no arrangements or understandings between Mr. Renninger and any other persons pursuant to which he was appointed as principal financial officer and principal accounting officer. There are also no family relationships between Mr. Renninger and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company and Mr. Renninger previously entered into an offer letter, effective June 22, 2020, which is at-will and does not have a specific term. Pursuant to such offer letter and adjustments made to Mr. Renninger’s compensation subsequent to the date of his offer letter, Mr. Renninger is entitled to the following compensation and benefits:

•
An annual base salary of $312,000, with an annual discretionary target performance bonus in an amount up to 30% of Mr. Renninger’s annual base salary.
•
Equity compensation determined in accordance with the Company’s compensation program, at the discretion of the Board’s compensation committee.
•
Eligibility to participate in the Company’s employee benefit plans, policies and arrangements.

Pursuant to the terms of Mr. Renninger’s change in control agreement with the Company, effective March 17, 2023, subject to Mr. Renninger’s execution and non-revocation of the Company’s standard separation agreement and release of claims, if Mr. Renninger’s employment is terminated inside the period beginning one month prior to the date of a change in control and ending 12 months following that change in control either (1) by the Company without “cause” (excluding by reason of death or disability) or (2) by Mr. Renninger for “good reason” (as such terms are defined in such agreement, such termination, a “Qualified Termination”), Mr. Renninger will receive vesting acceleration of 100% of any “service-based awards” (as defined in such agreement) that are unvested and outstanding on such termination date. In the event any such termination does not constitute a Qualified Termination, Mr. Renninger may be eligible to receive certain severance or other benefits as may be established under the Company’s then existing severance and benefits plans or programs.

In connection with his appointment, Mr. Renninger will enter into a standard indemnification agreement in the form previously approved by the Board.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of Mr. Renninger’s offer letter and change in control agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are identified by such words as “believe,” “expect,” “anticipate” and words of similar import and are based on current expectations that involve risks and uncertainties, such as the Company’s plans, objectives, expectations and intentions. All statements other than historical or current facts are forward-looking statements, including, without limitation, statements about the nature, timing and scope of potential workforce reductions, including the expected costs of potential workforce reductions and the anticipated period time over which such costs will be paid. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These statements, like all statements in this report, speak only as of their date. Except as required by law, the Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Offer Letter between the Registrant and Robert Renninger.

10.2	Change in Control Agreement between the Registrant and Robert Renninger.

99.1	Athira Pharma, Inc. press release dated September 17, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Athira Pharma, Inc.

Date:	September 17, 2024	By:	/s/ Mark Litton
Mark Litton
President and Chief Executive Officer